UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Sale and Issuance of Eagle Equities, LLC Term Note

Mitesco, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) and 12% Convertible Redeemable  Note due July 1, 20201 (the “Note”), each dated July 1, 2020, with Eagle Equities, LLC.  The aggregate principal amount of the new note is $200,200, it carries a 12% interest rate and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, and management intends to fulfill this option, at a premium of 110% to 140% of principal and interest between the date of issuance and 180 days thereafter. Should the note not be paid in full, any remaining balance, at any time after 180 days after issuance may be convertible into the Company’s common stock at a conversion price for each share of common stock equal to 70% of the lowest traded price of the Company's common stock for the 20 prior trading days including the day upon which a notice of conversion is received by the Company.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note and SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Note and  SPA, filed as Exhibits 4.01 and 10.01, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Redemption of Certain Previously Issued Term Note

On July 30, 2020 the Company completed the payment in full of a previously issued Term Note dated November 22, 2019 (the “Bridge Note”) with Eagle Equities, LTD (“Eagle”). The Bridge Note, whose face amount was $256,000 was paid in full including all accrued interest.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Company entering into the Note with Eagle Equities, LLC is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipient of the Note is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020 the Board of Directors of the Company (the “Board”) appointed Mr. Juan Carlos Iturregui, Esq., to the Board.

Below is a description of Mr.Iturregui’s professional work experience.

Mr. Juan Carlos Iturregui, age 55, is a licensed attorney with extensive experience in mergers and acquisitions, international and domestic business development and funding, with special expertise in the Central and South America markets. He is adept in working with the US Congress and executive branch, and foreign governments; he has an in-depth understanding of multilateral entities, stakeholders, and special interests in formulation of projects and policies. He is highly knowledgeable about emerging global political and economic developments. Mr. Iturregui is a proven professional committed to ethics, transparency and social responsibility.

In 2005, he founded Milan Americas, LLC, in Washington D.C., a business consultancy where he remains the Managing Director. This consulting practice specializes in commercial, regulatory and project development engagements with focus on infrastructure and renewable energy projects in Latin America, the Caribbean and Hispanic markets. He has also had a focus on healthcare where he played a key role in expansion of major US regional healthcare provider into a new marketplace. He also co-developed and co-owned the largest solar farm in the Caribbean Basin (27MW) in 2015.

During 2019 and until June 2020 Mr. Iturregui has been a Partner, and a Member of the firm’s Government Relations and the Infrastructure & Energy Practices with Nelson Mullins, LLP, Washington, D.C. office. Nelson Mullins is an Am Law 100 firm with 122 years of operations and with significant presence in Washington, D.C. and offices in 25 cities across the U.S.

In 2007 and until 2018, Mr. Iturregui was a Senior Advisor at Dentons, LLP, based in Washington, D.C., a global law firm with significant presence in Washington, D.C. and offices in 85 cities across 58 countries. He was the Senior Advisor and Counsel to the Global Chairman. He worked with the international team and leadership on expanding practices and services. He was an Advisor to the Chairman on issues/structures related to the global combination (merger) with SNR Denton in 2010.

From 2003 through 2005 he was with Quinn Gillespie & Associates, in Washington, D.C.,  a leading DC bipartisan public policy and communications firm where he was a Director. While there, he advocated public policy positions and initiatives regarding trade, tax, finance, health care, infrastructure development and appropriations on behalf of various entities, including Fortune 500 corporations, trade associations and local governments.

From 2001 through 2002 he was with Hunton & Williams, LLP in Washington, D.C. where he was Senior Director of Government and Latin America Affairs.

From 1997 through 2000 he was with Verner, Lipfert, Bernard, McPherson & Hand, a Washington, D.C. based law firm as Senior Attorney and Director for International Affairs. Key projects included structuring greenfield outsourcing of a P-3 super-aqueduct project, consulting to a large power utility on contract negotiations with two large “IPPs” and coordinated coalition in a major trade litigation dispute with successful outcomes.

Mr. Iturregui was awarded a J.D. from The Catholic University of America, Washington, D.C. in 1990, and received a Bachelors degree from the University of Massachusetts, Amherst, MA in 1987.

Of note is Mr. Iturregui’s extensive experience in government and public service, including the following:

Board Member & Vice Chair — U.S. Inter-American Foundation (IAF) Appointed by President Barack Obama to serve six-year term (2015 – current). Appointment. Confirmed unanimously by the United States Senate. Promoted to Vice Chair by President Obama on July, 2016.

Member, Board of Visitors (Trustee), George Mason University (GMU) Appointed by the Governor of the Commonwealth of Virginia to serve four-year term (2019 – 2023). GMU is one of the largest Tier-1 public research universities in the nation.

Board Member & Vice Chair, American Red Cross, National Capital Region (2013-20).

Member—The President’s Export Council (PEC) (2007 – 2009) Council Member appointed by President George W. Bush to serve with Cabinet members and select bipartisan leaders of US Congress and company executives. Participated in high-level Trade Mission to Ukraine/Russia; worked on technical groups reporting to the Secretary of Commerce; approved and presented Special Report to the President of the United States.

Board Member (Independent Director) / Public Policy Committee Chair—Ability One/NISH (2005 – 2008). Oversaw $6.5 million public policy, legal, corporate communications and PR budget for $1.8 billion federally chartered annual program focused on creating employment opportunities for the severely disabled nationwide. Revamped benchmarks and metrics for the board and senior staff; institutionalized and expanded annual Congressional “fly-ins” and visits; restructured compliance guidelines and reporting requirements.

Family Relationships

Mr. Iturregui does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Iturregui reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Iturregui will have the same compensation as other Directors under the 2020 Directors Advisory Agreement, which includes a stipend of $2,000 per month ($5,000 in a month where there is a physical meeting of the Board of Directors). The compensation also includes an award of 1,000,000 shares of restricted common stock or stock options as deemed by the Company, subject to certain reverse vesting conditions over a 3-year term. A copy of the 2020 Directors Advisory agreement is attached to this filing as Exhibit 10.02.

Item 7.01	Regulation FD Disclosure.

On August 4, 2020, the Company issued a press announcing the appointment of Mr. Iturregui, Esq. to the Board.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	12% Convertible Redeemable Promissory Note, dated July 1, 2020, with Eagle Equities Inc.
10.01	Securities Purchase Agreement dated July 1, 2020, with Eagle Equities, Inc.
10.02	Mitesco 2020 Directors Advisory Agreement with Mr. Juan Carlos Iturregui, Esq.
99.1	Press Release dated August 4, 2020 announcing the addition of Mr. Iturregui to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: August 4, 2020	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer